Exhibit 3.110

STATE OF MONTANA
ARTICLES of ORGANIZATION for DOMESTIC LIMITED LIABILITY COMPANY
(35-8-202, MCA)

MAIL:	BRAD JOHNSON
Secretary of State
P.O. Box 202801
Helena, MT 59620-2801
PHONE:	(406)444-3665
FAX:	(406)444-3976
WEB SITE:	sos.mt.gov

Prepare, sign, submit with an original signature and filing fee.
This is the minimum information required.
(This space for use by the Secretary of State only)
STATE OF MONTANA
FILED
APR 25 2006
SECRETARY OF STATE
Filing Fee: $70.00
☐ Priority Filing Add $20.00

Executed by the undersigned for the purpose of forming a Montana Limited Liability Company.

Please Check One Box:
☑ Limited Liability Company     ☐ Professional Limited Liability Company
1.	The name of the limited liability company: Allied Waste Systems of Montana, LLC
(Must contain “limited liability company”, “limited company” or if Professional, “professional limited liability company”, or an abbreviation)

2.	The name and address of its registered office/agent in Montana:

Name: C T Corporation System

Street Address: 40 West Lawrence, Suite A (Mailing Address: P.O. Box 1166, Helena, MT 59624-1166)

City: Helena Montana, Zip Code: 59601

Signature of Registered Agent (Required): /s/ Amy D. Christensen AMY D. CHRISTENSEN Assistant Secretary

3.	The address of its principal place of business in Montana:

Street Address: Old Coal Mine Road

City: Missoula Montana, Zip Code: 59802

4.	(Check one) ☐ Term ☑ At Will If Term, the latest date on which the LLC is to dissolve:

5.	The LLC will be managed by (check one) a ☐ Manager or by its ☑ Members

6.	The names of the Managers or Members and street addresses are: Browning-Ferris Industries, LLC. 15880 N Greenway-Hayden Loop, Suite 100, Scottsdale, AZ 85260

7.	If one or more members of the company are liable for the LLC’s debts and obligations under 35-8-304(3), MCA, please provide a list of liable members and attach written consents of each.

8.	If a Professional Limited Liability Company, the services to be provided:

9.	/s/ Jo Lynn White Signature of Organizer Date

Jo Lynn White, Secretary April 24, 2006 Printed Name and Title